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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the reference to our firm under the caption "Experts" in Amendment No.1 to the Registration Statement (Form S-3 No. 333-91823) and related Prospectus of Terayon Communications Systems, Inc. for the registration of 996,153 shares of its common stock and to the incorporation by reference therein of our report dated June 23, 1999, with respect to the consolidated financial statements of Radwiz Ltd. included in Terayon Communication Systems, Inc.'s Current Report on Form 8-K dated November 22, 1999, filed with the Securities and Exchange Commission.





                                                       /s/ Luboshitz Kasierer
                                                  Member Firm of Arthur Andersen


Tel-Aviv, Israel
December 22, 1999